==============================================================================



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        -------------------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                       --------------------------------


                              ARAMARK CORPORATION
            (Exact name of registrant as specified in its charter)


              Delaware                                    23-2319139
              --------                                    ----------
  (State or other jurisdiction of                      (I.R.S. Employer
    corporation or organization)                    Identification Number)


           ARAMARK Tower, 1101 Market Street, Philadelphia, PA 19107
         ------------------------------------------------------------
         (Address, including zip code of principal executive offices)

                              ARAMARK CORPORATION
                         COMBINED STOCK OWNERSHIP PLAN
                         -----------------------------
                           (Full title of the Plan)

                               Martin W. Spector
                    Executive Vice President, Secretary and
                                General Counsel
                              ARAMARK Corporation
                       ARAMARK Tower, 1101 Market Street
                            Philadelphia, PA 19107
                    ---------------------------------------
                    (Name and address of agent for service)

         Telephone number, including area code, of agent for service:
                                (215) 238-3581

=========================================================================================================================

                                              CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                            Proposed maximum        Proposed Maximum
Title of               Amount to be         offering price          aggregate offering             Amount of
securities to          registered           per share               price                          registration fee
be registered          -------------        -----------------       -------------------            ------------------
-------------
Common Stock           10,000,000           $29.95                  $299,500,000                   $88,352.00
Class B                shares
($.01 par value)
=========================================================================================================================

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                     Registration of Additional Securities


         The Registrant previously filed a registration statement on Form S-8 with respect to shares of its Class B Common Stock relating to its 1991 Stock Ownership Plan (the "Plan"). The Plan was later combined with the Registrant's 1987 Stock Option Plan and called the Combined Stock Ownership Plan.

         This registration statement is being filed with respect to additional shares of the Registrant's Class B Common Stock relating to its Combined Stock Ownership Plan.

         Pursuant to General Instruction E of Form S-8, the contents of the Registrant's Registration Statement No. 33-44002 on Form S-8 are incorporated herein by reference.

         This Registration Statement includes the following:

                 A.   Signature page
                 B.   Opinion of Counsel (Exhibit 5)
                 C.   Consent of Independent Public Accountants (Exhibit 23A)
                 D.   Consent of Securities Appraiser (Exhibit 23B)
                 E.   Powers of Attorney (Exhibit 24)
























                                       2


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                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on May 20, 1998.

                                        ARAMARK CORPORATION


                                        By: /s/ Alan J. Griffith
                                            ----------------------------------
                                                Alan J. Griffith
                                                Vice President, Controller and
                                                Chief Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on May 20, 1998.

Signature                                                              Title



/s/  Joseph Neubauer                    Chairman and Director
-----------------------------------
     Joseph Neubauer                    (Principal Executive Officer)


/s/  L. Frederick Sutherland            Executive Vice President
-----------------------------------
     L. Frederick Sutherland            (Principal Financial Officer)


/s/  Alan J. Griffith                   Vice President, Controller and Chief
-----------------------------------     Accounting Officer
     Alan J. Griffith                   (Principal Accounting Officer)

Patricia Barron
Robert J. Callander
Ronald R. Davenport
Lee F. Driscoll, Jr.
Mitchell S. Fromstein
Edward G. Jordan                         Directors
Thomas H. Kean
James E. Ksansnak
Reynold C. MacDonald
James E. Preston


/s/ Martin W. Spector
-----------------------------------
    Martin W. Spector
    Attorney-in-Fact
                                       3